As filed with the Securities and Exchange Commission on April 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0982060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4222 Emperor Blvd., Suite 350

Research Triangle Park

Durham, North Carolina 27703

(919) 941-5206

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

ICAGEN, INC. 2018 STOCK INCENTIVE PLAN

(Full title of the Plan)

Richard Cunningham

Chief Executive Officer

Icagen, Inc.

4222 Emperor Blvd., Suite 350

Research Triangle Park

Durham, North Carolina 27703

(919) 941-5206

(Name, address and telephone number of agent of services)

WITH COPIES TO:

Leslie Marlow, Esq.

Hank Gracin, Esq

Patrick J. Egan, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, par value $0.001 per share, under the 2018 Stock Incentive Plan	2,000,000 shares	$3.50	$7,000,000	$848.40

(1)	The securities to be registered include options and other rights to acquire the common stock of Icagen, Inc. (the “Registrant”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

(4)	Calculated under Section 6(b) of the Securities Act as ..00012120 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Icagen, Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 relating to its common stock, par value $0.001 per share (the “Common Stock”), which have been reserved for issuance and are issuable pursuant to the Company’s 2018 Stock Incentive Plan (hereinafter referred to as the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 000-54748) filed with the SEC on April 12, 2019;
●	Our Definitive Information Statement on Schedule 14C filed on December 31, 2018; and
●	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 28, 2012 (File No. 000-54748).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, an attorney of Gracin & Marlow, LLP beneficially owns securities exercisable to purchase an aggregate of 25,000 shares of the Registrant’s capital stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provisions contained in the Registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Document
4.1	Second Amended and Restated Certificate of Incorporation dated April 10, 2012 (Incorporated by reference to the Registration Statement on Form S-1/A filed April 20, 2012, File No. 333-179508)
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed on December 5, 2014, File No. 000-54748)
4.3	Amended and Restated Bylaws (Incorporated by reference to the Current Report on Form 8-K filed on February 25, 2015, File No. 000-54748)
4.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed March 26, 2015, File No. 000-54748)
4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed August 31, 2015, File No. 000-54748)
4.6	Icagen, Inc. 2018 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 31, 2018)
4.7	Icagen, Inc. Form of Stock Option Agreement under the 2018 Stock Incentive Plan (Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, File No. 000-54748)
4.8*	Icagen, Inc. Form of Restricted Stock Agreement under the 2018 Stock Incentive Plan
4.9*	Icagen, Inc. Form of Restricted Stock Unit Award Agreement under the 2018 Stock Incentive Plan
5.1*	Opinion of Gracin & Marlow, LLP
23.1*	Consent of RBSM, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

* Filed herewith.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 12th day of April, 2019.

ICAGEN, INC.

By:	/s/ Richard Cunningham
Name:	Richard Cunningham
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Richard Cunningham as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, or his substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Cunningham	Chief Executive Officer (Principal Executive Officer)	April 12, 2019
Richard Cunningham
/s/ Mark Korb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2019
Mark Korb
/s/ Timothy Tyson	Chairman of the Board of Directors	April 12, 2019
Timothy Tyson
/s/ Clive Kabatznik	Director	April 12, 2019
Clive Kabatznik
/s/ Vincent Palmieri	Director	April 12, 2019
Vincent Palmieri
/s/ Edward Roffman	Director	April 12, 2019
Edward Roffman
/s/ Michael Taglich	Director	April 12, 2019
Michael Taglich

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Second Amended and Restated Certificate of Incorporation dated April 10, 2012 (Incorporated by reference to the Registration Statement on Form S-1/A filed April 20, 2012, File No. 333-179508)
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed on December 5, 2014, File No. 000-54748)
4.3	Amended and Restated Bylaws (Incorporated by reference to the Current Report on Form 8-K filed on February 25, 2015, File No. 000-54748)
4.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed March 26, 2015, File No. 000-54748)
4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed August 31, 2015, File No. 000-54748)
4.6	Icagen, Inc. 2018 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 31, 2018)
4.7	Icagen, Inc. Form of Stock Option Agreement under the 2018 Stock Incentive Plan (Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, File No. 000-54748)
4.8*	Icagen, Inc. Form of Restricted Stock Agreement under the 2018 Stock Incentive Plan
4.9*	Icagen, Inc. Form of Restricted Stock Unit Award Agreement under the 2018 Stock Incentive Plan
5.1*	Opinion of Gracin & Marlow, LLP
23.1*	Consent of RBSM, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)

* Filed herewith.